UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
    Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported): September 30, 2007

                                DST SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)

          1-14036                                     43-1581814
  (Commission File Number)                (I.R.S. Employer Identification No.)

333 West 11th Street, Kansas City, Missouri             64105
 (Address of principal executive offices)             (Zip Code)

                                 (816) 435-1000
               Registrant's telephone number, including area code

                                 Not Applicable
          (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

         Amendments became effective September 30, 2007 to the DST Systems, Inc. Supplemental Executive Retirement Plan ("SERP") and the DST Systems, Inc. Executive Plan ("Executive Plan"). DST makes annual contributions to the SERP in recognition of ERISA limitations on qualified plan contributions. DST continues to maintain account balances under the Executive Plan, a nonqualified deferred compensation plan terminated in 1995.

         The following four executive officers named in DST's 2007 Annual Meeting Proxy Statement dated March 16, 2007, have both SERP and Executive Plan balances: Thomas A. McDonnell (Chief Executive Officer), Thomas A. McCullough (Chief Operating Officer), Kenneth V. Hager (Chief Financial Officer) and Robert
L. Tritt (Group Vice President - Mutual Funds Remote). The remaining named executive officer, Jonathan J. Boehm (Group Vice President - Mutual Funds) has only a SERP balance. The balances of each are fully vested.

         Under the amendments and with limited exceptions, participants (other than Messrs. McDonnell, McCullough and Hager) who are actively employed by DST on September 30, 2007 will:

         (a) receive a SERP contribution for 2007, which is calculable shortly after the DST Board of Directors' Compensation Committee (the "Committee") in 2008 certifies goal achievement for determination of incentive compensation for 2007 and ratifies the SERP percentage allocation credit to be applied to 2007 compensation;

         (b) receive a special contribution in the SERP for 2007 equal to a "gross-up" factor of 61% of their combined SERP and Executive Plan account balances as of December 31, 2007 and the 2007 contribution described above;

         (c) be fully vested in their existing balances and future contributions as of September 30, 2007 if not otherwise fully vested;

         (d) have their SERP and Executive Plan accounts distributed to them (or, in the event of a participant's death, to his or her beneficiary) in a single lump sum cash payment on or about March 14, 2008; and

         (e) no longer be eligible to receive contributions in the SERP for years after 2007.

         The special provisions above will not apply to Messrs. McDonnell, McCullough and Hager. They will continue to participate in the SERP under its terms and conditions (subject to any subsequent amendments) and will receive distribution of their SERP and Executive Plan account balances upon their separation from service.

         If DST reasonably anticipates that the deduction of SERP and Executive Plan amounts to be distributed during 2008 to either of Messrs. Boehm or Tritt would not be permitted due to the application of Internal Revenue Code Section 162(m), such payment (to the extent not deductible) shall be delayed until such participant's separation from service, and the participant shall immediately forfeit the attributable special contribution allocation. If payment is made in 2008 to Messrs. Boehm and Tritt, they are the only two executive officers named in the 2007 Annual Meeting Proxy Statement who will receive the special contribution amount.

         The SERP has been amended with respect to certain participants who terminate employment before September 30, 2007 to eliminate the age 59 1/2 requirement for receiving payment of post-2004 amounts in installments.

                                   Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 4th day October, 2007.


                                   DST SYSTEMS, INC.

                                   By:    /s/ Randall D. Young
                                   Name:  Randall D. Young
                                   Title: Vice President, General Counsel
                                          and Secretary